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                                                                   EXHIBIT 10(b)




                                LOAN AGREEMENT



         This Loan Agreement was signed on 24/1/1979 between:

         The Government of Saudi Arabia, represented by His Excellency the Minister of Finance and National Economy, Sheikh Mohammad Aba Al Khail (First Party) and,

         National Mining Company, a limited Saudi company with headquarters in Jeddah, represented by His Highness Prince Kaled bin Abdullah bin Abdul Rahman in accordance with resolution of the Board no. 78/1, dated 20/12/1978 and,

         Arabian Shield Development Company, a public stock company with head-quarters at 10830 North Central Expressway, Dallas, Texas, U.S.A., represented by Mr. Hatem Hussein El-Khalidi, U.S. citizen, in accordance with Power of Attorney dated 10 October, 1978. The two above will be referred to as (Second Party).


                                  Introduction


         Whereas the Second Party has procured two exploration licenses for minerals in the areas of Wadi Qatan and Al Masane in accordance with Council of Ministers Resolution no. 264 adated 28/3/1391, or 22/5/71, and another exploration license in the Jabal Harr area in accordance with Ministerial resolution no. 35/16/4368 dated 1/9/1397.

         And whereas the field operations performed by the Second Party has proven the existence of nickel minerals in Wadi Qatan and the minerals of copper, zinc, silver and gold in the Al Masane area, and the Second Party then brought two consulting companies and they are Robertson Research of British Nationality, and Watts, Griffis and McOuat of Canadian Nationality to economically evaluate these minerals, and make feasibility studies on them. These companies did the above studies and they recommended in their report to begin Phase I of the development program which was estimated to cost 11 million U.S. dollars.

         These reports were also studied by the Technical experts of the Ministry of Petroleum and Mineral Resources who concluded that the deposits of the Al Masane area could be economically exploited.


         It is understood that that period for the implementation of this Phase I of this mining program is estimated to be sixteen months as shown by the reports presented by the consultants to the Directorate General of Mineral


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Resources. This period starts from the date of the obtaining of the loan of this agreement.

         And whereas the High Order (from the Prime Minister) no. 14672 dated 9/7/1398 delegating the Minister of Finance and National Economy as the Minister of Petroleum and Mineral Resources to implement what is necessary for the issuance of financial aid to the Second Party. The two Ministers met and agreed to give the Second Party a loan of 11 million U.S. dollars to help the Second Party in implementing its Phase I program on condition that the implimentation shall be under the supervision of the Directorate General of Mineral Resources as shown in the minutes of the meeting of the two Ministers on 12/9/1398.

         And whereas National Mining Company and Arabian Shield Development Company are agreeable to a joint undertaking to benefit from this loan to implement the above mentioned program. Thus the two parties have agreed to the following:

         Article I The introduction above shall be considered as an integral part of this agreement.

         Article II The First Party agrees to loan jointly to the Second Party, 11 million dollars to help him implement Phase I of the development and exploitation of minerals in the Al Masane area.

         Article III (1) The Second Party agrees to spend this loan for the implementation of the program referred to in the Introduction of this agreement, and that is under the supervision of the Directorate General of Mineral Resources. (2) Second Party agrees to keep records and books whereby all equipment purchased by this loan can be identified, also all expenses incurred. (3) The Directorate General of Mineral Resources shall have access at all times to the records of the Second Party, and the right to audit all Second Party's accounts and documents, and that is for insuring that the funds are being correctly spent.

         Article IV The loan funds shall be payed to the Second Party as follows: (a) The First Party shall immediately upon the signing of this agreement deposit the full amount of this loan in a special account in the name of the Second Party in the Saudi Dutch Bank in Jeddah. (b) The Second Party shall have the right to draw from this account to open letters of credit to buy and pay for equipment and instruments and others which are necessary for the



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implementation of Phase I of the mining program. The Second Party shall also have the right to draw from this account to pay for the general administrative expenses. The consultants' fees, operating expenses, salaries of personnel, fuel, and other expenses of operation and administration. In both cases the drawing of funds shall be in accordance with periodic statements of accounts authorized by the joint financial committee of the Second Party and a representative of the Directorate General of Mineral Resources. (c) Second Party shall give certified copies of all shipment records and the periodic statements of account to the Directorate General of Mineral Resources, also a certified copy of the budget of Phase I, and the final statement of account audited by an authorized Auditor. (d) First Party shall have the right to stop the withdrawal of funds from this account by Second Party if conditions arise for the stoppage of the project before completion, or if Second Party did not comply with the Articles of this Agreement.

         Article V The period of repayment of this loan is 10 years which starts from the date of deferral specified as five years after the signing of this Agreement.

         Article VI The Second Party agree jointly to repay the loan to the First Party in U.S. dollars in ten equal yearly installments, and without any interest, and each yearly installment shall be due at the end of the month of December of every year following the period of exemption described in Article V of this Agreement.

         Article VII The Petroleum and Mineral Association (PETROMIN) shall have the right to participate in the mineral exploitation of the Al Masane area in accordance with PETROMIN's agreement with the Second Party dated 6/6/1391. And in that case and upon PETROMIN's signing an agreement to that effect with the Second Party, then this loan shall be considered as part of the participation of PETROMIN in the capital of the joint company that will be formed for that purpose in accordance with the agreement referred to. The resolution of the loan shall then be in accordance with an agreement to be made between the two parties.

         Article VIII As security for this loan the Second Party shall put all its movable and immovable assets in the country in lien to the First Party, also its equipment and other things tabulated in Attachment (I) of this Agreement. And the Second Party cannot sell or bequeath or dispose of this


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equipment and other things in any manner during the period of this loan, and until it is fully repaid or considered part of PETROMIN's contribution to the capitalization of the proposed company as described in the previous article.

         Article IX No member of the second Party can withdraw from this Loan Agreement or transfer it to others except by prior written agreement of the First Party.

         Article X This agreement comes under the jurisdiction of the laws and regulations of the Kingdom of Saudi Arabia.

         Article XI In case of dispute between the two parties about the interpretation or its implementation, then the Saudi Office of Appeal shall be the final arbitrator in any such dispute, and its decision binding on both parties.

         Article XII This agreement has been prepared in five copies in Arabic and was signed on the above date after reading and understanding it, and the Second Party received a copy to take action in accordance with it.





First Party

Mohammad Aba Al Khail
Minister of Finance and National Economy


Second Party jointly

For National Mining Company
Prince Khaled bin Abdullah bin Abdul Rahman

For Arabian Shield Development Company
Hatem El-Khalidi






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